EXHIBIT 99.1

[AMERICAN HOME MORTGAGE LOGO]

FOR IMMEDIATE RELEASE
---------------------

             American Home Mortgage Announces Second Quarter Results

                 Quarterly earnings are $1.52 per diluted share
      Quarterly earnings excluding tax benefit are $1.43 per diluted share

         Dividend policy increased $0.10 per quarter to $0.86 per share, or $3.44 per share annually

  2005 adjusted earnings guidance increased to $4.60 to $4.80 per diluted share
      (2005 earnings guidance in accordance with GAAP increased to $6.35 to
                            $6.55 per diluted share)

           2006 earnings guidance is $4.85 to $5.15 per diluted share

            Quarterly loan production reaches a record $10.8 billion

            Company announces changes to its asset retention strategy
                   and its securitization structuring strategy

Melville, NY (July 19, 2005) - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today results for the quarter ended June 30, 2005.


FINANCIAL HIGHLIGHTS
--------------------

Comparison of the Three Months Ended June 30, 2005 and 2004

o Revenue for the second quarter of 2005 was $203.3 million compared to revenue of $89.2 million for the second quarter of 2004, an increase of 127.9%.

o Net earnings for the second quarter of 2005 were $65.5 million compared to net earnings of $33.5 million for the second quarter of 2004, an increase of 95.6%.

o Earnings per diluted share for the second quarter of 2005 were $1.52 compared to earnings per diluted share of $0.83 for the second quarter of 2004, an increase of 83.1%.

o Dividends per common share for the second quarter of 2005 were $0.76, compared to $0.61 for the second quarter of 2004, an increase of 24.6%.

o Book value per common share was $20.21 at June 30, 2005, compared to $17.79 per share at June 30, 2004, an increase of 13.6%.



Comparison of the Three Months Ended June 30, 2005 and March 31, 2005

o Revenue for the second quarter of 2005 was $203.3 million compared to adjusted revenue of $164.0 million for the first quarter of 2005, an increase of 24.0%. GAAP revenue for the first quarter of 2005 totaled $235.3 million.

o Net earnings for the second quarter of 2005 were $65.5 million compared to adjusted net earnings of $54.0 million for the first quarter of 2005, an increase of 21.2%. GAAP net earnings for the first quarter of 2005 totaled $125.4 million.

o Earnings per diluted share for the second quarter of 2005 were $1.52 compared to adjusted earnings per diluted share of $1.24 for the first quarter of 2005, an increase of 22.6%. GAAP earnings per diluted share for the first quarter of 2005 were $2.99.

o Dividends per common share for the second quarter of 2005 were $0.76, compared to $0.71 for the first quarter of 2005, an increase of 7.0%.

o Book value per common share was $20.21 at June 30, 2005, compared to book value per common share of $19.41 at March 31, 2005, an increase of 4.1%.

Comparison of the Six Months Ended June 30, 2005 and 2004

o Adjusted revenue for the six months ended June 30, 2005 was $367.3 million compared to revenue of $173.3 million for the six months ended June 30, 2004, an increase of 111.9%. GAAP revenue for the six months ended June 30, 2005 totaled $438.6 million.

o Adjusted net earnings for the six months ended June 30, 2005 were $119.5 million compared to net earnings of $54.7 million for the six months ended June 30, 2004, an increase of 118.5%. GAAP net earnings for the six months ended June 30, 2005 totaled $190.9 million.

o Adjusted earnings per diluted share for the six months ended June 30, 2005 were $2.76 compared to earnings per diluted share of $1.54 for the six months ended June 30, 2004, an increase of 79.2%. GAAP earnings per diluted share for the six months ended June 30, 2005 were $4.51.

o Dividends per common share for the six months ended June 30, 2005 were $1.47, compared to $1.16 for the six months ended June 30, 2004, an increase of 26.7%.

o Book value per common share was $20.21 at June 30, 2005, compared to $17.79 per share at June 30, 2004, an increase of 13.6%.


Michael Strauss, American Home's Chief Executive Officer, commented, "I am very pleased with our company's strong results for the second quarter, including earnings per diluted share reaching $1.52. During the quarter, our holdings and originations businesses earned solid profits, while our servicing segment experienced a loss as falling mortgage rates resulted in impairment of our servicing assets. Of special note in the quarter was the success of our origination business, which achieved loan production of $10.8 billion and an estimated market share of 1.58%, both records for our company. I would like to congratulate and thank our production officers and staff for their continued exceptional performance.

During this third quarter, our company is making important changes in how we select the self-originated assets we choose to retain, and how we structure and consequently account for our securitizations. One specific change is that, going forward, we will structure our securitizations so they will be accounted for as financings rather than sales. These changes offer many potential benefits, including likely further enhancements to ongoing net interest income, but will reduce quarterly earnings in the near-term from what they otherwise might have been. I am happy to report, however, that the trends in our overall business are strong enough so that we now project that our 2005 earnings will exceed our previous 2005 earnings guidance, even given the impact of the changes we are making. Details about the changes are described below.

I am delighted to announce that, based on our company's financial results and prospects, our Board of Directors has raised our quarterly dividend policy to $0.86 per share, equal to an annualized rate of $3.44 per share. This is the tenth increase in our quarterly dividend policy since we began paying dividends in April 2001. Also, I am pleased


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


to announce an upward revision in our company's earnings guidance for 2005, and positive earnings guidance for 2006, the specifics of which are discussed below.

CHANGES TO ASSET RETENTION STRATEGY
-----------------------------------

American Home's originations have included approximately half adjustable and half fixed rate loans. To build its portfolio, American Home has been retaining securities backed by most of the adjustable rate loans it has originated. Now that its portfolio is developed, American Home will become more selective about the types of adjustable, securitized loans it retains, and will concentrate on those loans which offer the best risk-to-return profile. By concentrating on such loans, American Home believes it has an ongoing opportunity to continue to materially increase the yield on its mortgage-backed securities portfolio by substituting more selectively chosen securitized loans for the broader spectrum of securitized adjustable loans currently being held. As a result of this change, American Home expects that, going forward, it will retain securitized interests in approximately 20% to 30% of its total new loan production compared to its current practice of retaining securitized interests in 45% to 55% of total production. As it becomes more selective in the assets it retains, American Home will continue its focus on loans with high credit quality and limited exposure to convexity risk.

Tom McDonagh, American Home's Chief Investment Officer, commented, "Different loans offer different projected returns on equity and different variance distributions around the projected returns on equity. Factors contributing to these different risk-to-return profiles include a loan's product type, whether the loan has a prepayment penalty and whether the borrower paid a discount at settlement. American Home's portfolio is now developed to the point where we can more narrowly focus our retention on loans with advantaged risk-to-return profiles."

CHANGES TO SECURITIZATION STRUCTURING AND
CONSEQUENT CHANGES TO SECURITIZATION ACCOUNTING
-----------------------------------------------

Beginning in the third quarter, American Home will generally change the way it structures its securitizations so the securitizations will be accounted for as financings rather than sales under Statement of Financial Accounting Standards No. 140 ("SFAS 140"). This change is expected to, over time, increase American Home's ongoing net interest income, while reducing the potential for earnings volatility due to valuation adjustments. As a result of the change, income from self-originated securitized loans will only be recognized as payments become due on the loans, and securitized loans will initially be carried at their cost rather than the securities' market value. The change is expected to reduce quarterly income over the near-term, since the Company will no longer recognize a current period gain on the loans it securitizes, but will still recognize current period non-direct origination costs associated with the loans. The change's forecasted impact on the Company's earnings has been included in the Company's 2005 and 2006 earnings guidance. An additional impact of the change is that securitized loans will, going forward, be carried as balance sheet assets, while sold securities will be carried as balance sheet liabilities. The change will not apply to those securitizations where American Home sells all of the resulting securities, as these securitizations will continue to generally be structured so they are accounted for as sales under SFAS 140. Additionally, during this third quarter, a portion of securitized loans will continue to be treated as sales, due to the Company's need to fill the pre-funding balance of its second quarter securitization, and to make other adjustments to transition to the new securitization structure.

Steve Hozie, American Home's Chief Financial Officer, commented, "Structuring our new, retained securitizations so they will be accounted for as financings should increase the yield from those securitizations since they will initially be booked at their carrying cost rather than their market value, and consequently will incur less amortization cost. The result is that accounting for our securitizations as financings offers the potential that each quarter's securitizations will increase our net interest income until such time as all of our self-originated assets are carried at cost. I also believe accounting for our securitizations as financings will illustrate for stockholders that our origination business is strong enough to produce assets to increase the yield from our portfolio, while simultaneously absorbing the non-direct costs of producing those assets, and earning a substantial overall origination profit."

SECOND QUARTER RESULTS
----------------------

During the second quarter of 2005, American Home's mortgage-backed securities ("MBS") portfolio averaged $6.8 billion, and earned a net interest margin of 1.48%, resulting in net interest income of $24.9 million. By comparison, during the first quarter of 2005, the adjusted MBS portfolio averaged $7.4 billion and earned an adjusted net interest margin of 1.70% resulting in adjusted net interest income of $31.5 million. Tom McDonagh commented, "During the quarter, sharp movements in interest rates resulted in unusually high convexity costs which caused our annualized return to decline slightly, by 22 basis points on assets, or roughly 2.7% on equity. Still, the fact that our return was substantially sustained, even as interest rates moved sharply illustrates the benefit of our duration neutral, shape-of-the-yield curve neutral strategy. I would expect our net interest margin to recover if interest rate movements are less severe during the third quarter."

During the second quarter of 2005, the Company's inventory of warehouse loans pending sale or securitization averaged $3.9 billion, earned a net interest margin of 2.37% and earned net interest income of $22.5 million. This compares with an adjusted average balance of $2.8 billion, an adjusted net interest margin of 2.70% and adjusted net interest income of $18.9 million in the first quarter of 2005. During the second quarter, the Company had interest expense on servicing financing and other obligations of $2.4 million compared to $1.8 million during the first quarter of 2005.

At June 30, 2005, the composition of the Company's MBS portfolio by type of loan was 69.2% 5/1 adjustable-rate mortgages (ARMs), 22.1% short reset ARMs, and 8.7% 3/1 ARMs. The composition of the MBS portfolio by credit quality based on Standard & Poor's ratings was 90.5% Agency and AAA, 5.9% AA, A, and BBB and 3.6% unrated. On June 30, 2005, the MBS portfolio's duration, net of liabilities and hedges, was estimated to be 0.08 years and its projected average life was 2.06 years.

During the second quarter, the Company's loan production was $10.8 billion. Of the $10.8 billion, 59% of loans were to homebuyers while 41% were for refinancing. During the quarter, the Company estimates its national market share reached 1.58% based on Freddie Mac's recent forecast of national market size, compared to 1.23% in the first quarter of 2005 and 0.90% during the second quarter of 2004. At June 30, 2005, the Company employed approximately 2,334 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,143 on March 31, 2005.

During the quarter, the Company securitized $5.8 billion of newly originated loans. Of the securities created, $5.4 billion were sold for a gain of $104.4 million, while net associated hedges resulted in a realized loss of $3.3 million, and an unrealized loss of $4.1 million. Additionally, $463 million of the securities created were retained for a gain of $8.5 million, while associated hedges were sold for a loss of $0.3 million. The $463 million of retained securities had a projected yield of 6.64%, an estimated duration of 2.4 years, an expected average life of 2.2 years, and were valued at an average market value of 96.8% of par. Changes to prepayment speeds and other factors may prevent the projected yield, estimated duration or expected average life from being realized. Also during the quarter, the Company sold $4.5 billion of non-securitized, primarily fixed-rate loans to third parties for a net gain of $77.4 million including net mortgage origination fees.

During the quarter, the Company recognized realized and unrealized losses, net of hedges on the value of its securities portfolio of $11.4 million, of which, $10.5 was charged to current period income, and $0.9 million resulted in other comprehensive loss.

During the quarter the company's servicing operations experienced a loss primarily due to lower interest rates causing impairment of the Company's servicing asset. During the quarter, servicing fees and ancillary income were $16.9 million, while amortization was $12.8 million and impairment was $20.4 million. Consequently servicing fees net of amortization and impairment resulted in a pretax loss of $16.3 million or $9.9 million, net of taxes. At the end of the quarter the notional amount of the loans being serviced including warehouse loans was $24.7 billion compared to $19.9 billion at the end of the first quarter.

The Company's total revenues for the quarter were $203.3 million. Of these revenues, $45.0 million was from net interest income, $77.4 million was from gains on sales of loans to third parties and from net mortgage origination fees, $104.4 million was from gains on sales of newly securitized loans reduced by $3.3 million of realized losses and $4.1 million of unrealized losses on associated hedges, $8.5 million was from unrealized gains on securities created and retained during the quarter reduced by $0.3 million of realized losses on associated hedges, $16.9 million was from mortgage servicing fees, and $2.5 million was from other sources. Revenues were decreased by $10.5 million of realized and unrealized losses on mortgage-backed securities, net of hedges, and by $33.2 million of servicing amortization and impairment. During the quarter, the Company's expenses were $141.7 million, and the Company's pre-tax profit was $61.6 million. During the quarter, the Company's taxable subsidiary experienced a loss of $11.0 million, primarily as a result of the servicing impairment expense of $20.4 million. As a result, the Company had a net tax benefit in the quarter of $3.9 million. Net income for the quarter was $65.5 million, preferred dividends were $3.3 million and net income available to common stockholders was $62.2 million, resulting in earnings per diluted share of $1.52. Book value attributable to common stockholders on June 30, 2005 was $819.1 million, or $20.21 per common share compared to $782.9 million, or $19.41 per common share on March 31, 2005.

DIVIDEND POLICY INCREASE
------------------------

The Company's Board of Directors sets dividend policy based primarily on the Company's projected earnings and cash flow. Cash flow is primarily generated from net interest income, from the sale to third parties of loans and newly originated securities, from applying leverage to retained newly originated securities and to increases in the value of mortgage servicing rights and securities held, and from loan servicing and loan origination fees. Cash flow is used to pay operating expenses, fund increases in working capital, make capital expenditures, post securities and derivatives margins and pay preferred and common dividends.

Based on the Company's projections for earnings and cash flow, the Company's Board of Directors has changed the Company's dividend policy to increase the quarterly dividend on its common stock to $0.86 per share, or $3.44 per share annualized. It is expected that the first dividend of $0.86 per common share will be payable in October 2005. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice.


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


EARNINGS GUIDANCE
-----------------

American Home is raising its 2005 adjusted earnings guidance to $4.60 to $4.80 per diluted share. American Home is also issuing earnings guidance for 2006 of $4.85 to $5.15 per diluted share. Included in the earnings guidance is the projected impact of the Company accounting for retained securitizations as financings rather than sales. The 2005 revised adjusted earnings guidance anticipates loan originations of $36.0 billion to $39.0 billion. The 2006 earnings guidance anticipates loan originations of $38.0 billion to $42.0 billion.

OTHER SECOND QUARTER HIGHLIGHTS
-------------------------------

During the quarter, the Company launched a correspondent channel to complement its retail and wholesale origination capabilities. The correspondent channel will be led by Rick Pishalski, who previously managed correspondent lending at E*TRADE Bank.

Also during the quarter, the Company increased the size of its commercial paper program by $1.25 billion. The program now has a facility size of $3.25 billion. In connection with the increase, Citibank joined Bank of America, ABN AMRO and Calyon as swap counter-parties that back the interest rate risk associated with the facility.

During the quarter, the Company privately placed $50 million of trust preferred stock at a yield of LIBOR + 300. The trust preferred is callable by the Company after 5 years, and matures after 30 years.

ADJUSTED FINANCIAL MEASURES
---------------------------

Throughout this news release the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin, 2005 adjusted earnings guidance and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be managed on the basis of the adjusted financial measures. The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 through A-4 of this release.

CONFERENCE CALL TODAY
---------------------

American Home will hold an investor conference call today, July 19, 2005, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through August 2, 2005.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN
-----------------------------------------------------------

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.


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


ABOUT AMERICAN HOME
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated mortgage-backed securities, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and correspondents and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

                                       ###

CONTACT:
Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
mary.feder@americanhm.com


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


Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.

                    Financial Tables to Follow on Next Pages

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                          Three Months Ended              Six Months Ended
                                                                      --------------------------     --------------------------
                                                                       June 30,        June 30,        June 30,        June 30,
                                                                        2005             2004            2005           2004
                                                                      ----------      ----------     -----------    -----------
                                                                                                         (1)
                                                                                                     As Adjusted
                                                                      ----------      ----------     -----------    -----------
Mortgage-Backed Securities Holdings Segment:*
---------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                      6.8             4.8             7.1             3.4
Interest income ($ millions)                                             77.1            41.3           155.3            56.4
Average portfolio yield                                                  4.53%           3.43%           4.37%           3.34%

Interest expense ($ millions)                                            52.2            30.5            98.9            39.9
Average cost of funds and hedges                                         3.29%           2.70%           2.99%           2.54%

Net interest income ($ millions)                                         24.9            10.8            56.4            16.5
Net interest margin                                                      1.48%           0.91%           1.60%           0.98%

Mortgage-backed securities held - end of period ($ billions)              6.9             7.3             6.9             7.3
Period end duration gap (in years)                                       0.08           (0.04)           0.08           (0.04)

* - Excludes loans held pending securitization

Loan Origination Segment:
---------------------------------------------------------------
Loan originations ($ billions)                                           10.8             6.6            18.0            11.0
   Refinance                                                               41%             52%             44%             54%
   ARM                                                                     50%             49%             51%             43%

Average mortgage loans held for sale, net ($ billions)                    3.9             2.2             3.3             1.8
Net interest income ($ millions)                                         22.5            10.6            41.4            18.9
Net interest margin                                                      2.37%           1.92%           2.51%           2.08%

Loans securitized and held ($ billions)                                   0.4             1.5             1.7             2.4
Loans securitized and sold ($ billions)                                   5.4             0.6             8.9             0.7
Loans sold to third parties ($ billions)                                  4.5             4.5             7.6             7.9
Applications accepted ($ billions)                                       17.3             8.8            30.3            17.9
Application pipeline ($ billions)                                        10.7             6.5            10.7             6.5


                                                                       June 30,        June 30,
Loan Servicing Segment:                                                 2005             2004
---------------------------------------------------------------       ----------      ----------
Loan servicing portfolio - total with warehouse ($ billions)             24.7            11.6
Loan servicing portfolio - loans sold or securitized ($ billions)        22.6            10.2
Weighted average note rate                                               5.62%           5.39%
Weighted average service fee                                            0.336%          0.358%
Average age (in months)                                                    13              20

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.


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


            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                                         Three Months Ended
                                                                 ------------------------------------------------------------------
                                                                   June 30,     March 31,    Dec. 31,       Sept. 30,      June 30,
                                                                     2005         2005        2004            2004           2004
                                                                 -----------  -----------   -----------    -----------   ----------
                                                                                  (1)          (1)
                                                                              As Adjusted   As Adjusted
                                                                 -----------  -----------   -----------    -----------   ----------
Mortgage-Backed Securities Holdings Segment:*
---------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                 6.8          7.4            7.3            7.2           4.8
Interest income ($ millions)                                        77.1         78.2           70.6           66.7          41.3
Average portfolio yield                                             4.53%        4.23%          3.89%          3.72%         3.43%

Interest expense ($ millions)                                       52.2         46.7           42.6           42.1          30.5
Average cost of funds and hedges                                    3.29%        2.71%          2.48%          2.47%         2.70%

Net interest income ($ millions)                                    24.9         31.5           28.0           24.6          10.8
Net interest margin                                                 1.48%        1.70%          1.57%          1.39%         0.91%

Mortgage-backed securities held - end of period ($ billions)         6.9          7.2            7.6            7.3           7.3
Period end duration gap (in years)                                  0.08         0.09           0.07         (0.002)        (0.04)

* - Excludes loans held pending securitization

Loan Origination Segment:
---------------------------------------------------------------
Loan originations ($ billions)                                      10.8          7.2            6.7            5.3           6.6
   Refinance                                                          41%          48%            46%            36%           52%
   ARM                                                                50%          53%            55%            56%           49%

Average mortgage loans held for sale, net ($ billions)               3.9          2.8            2.7            2.4           2.2
Net interest income ($ millions)                                    22.5         18.9           20.2            9.7          10.6
Net interest margin                                                 2.37%        2.70%          2.97%          1.60%         1.92%

Loans securitized and held ($ billions)                              0.4          1.3            1.5            1.4           1.5
Loans securitized and sold ($ billions)                              5.4          2.5            2.0            1.3           0.6
Loans sold to third parties ($ billions)                             4.5          3.1            2.9            2.9           4.5
Applications accepted ($ billions)                                  17.3         13.0            9.9            8.7           8.8
Application pipeline ($ billions)                                   10.7          8.4            6.2            6.5           6.5


                                                                   June 30,     March 31,    Dec. 31,       Sept. 30,      June 30,
                                                                     2005         2005        2004            2004           2004
                                                                 -----------  -----------   -----------    -----------   ----------
Loan Servicing Segment:
---------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)        24.7         19.9           16.8           13.6          11.6
Loan servicing portfolio - loans sold or securitized ($ billions)   22.6         18.2           15.5           12.5          10.2
Weighted average note rate                                          5.62%        5.21%          5.45%          5.41%         5.39%
Weighted average service fee                                       0.336%       0.344%         0.345%         0.354%        0.358%
Average age (in months)                                               13           14             16             18            20

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                     Three Months Ended         Six Months Ended
                                                                                   ----------------------    ----------------------
                                                                                    June 30,     June 30,    June 30,      June 30,
                                                                                     2005          2004        2005          2004
                                                                                   ---------    ---------    ---------    ---------
                                                                                                               (1)
                                                                                                                As
                                                                                                             Adjusted
                                                                                   ---------    ---------    ---------    ---------
Net interest income:
     Interest income                                                               $ 135,318    $  69,999    $ 255,287    $ 104,049
     Interest expense                                                                (90,336)     (49,913)    (161,661)     (71,191)
                                                                                   ---------    ---------    ---------    ---------
          Net interest income                                                         44,982       20,086       93,626       32,858
                                                                                   ---------    ---------    ---------    ---------

Non-interest income:
     Gain on sales of mortgage loans                                                  77,377       17,141      112,630       69,722
     Gain on sales of current period securitized mortgage loans                      104,377        7,803      144,169        9,659
     Gain (loss) on sales of mortgage-backed securities and derivatives                  620       (1,322)       5,352        5,310
     Unrealized (loss) gain on mortgage-backed securities and derivatives            (10,292)      36,063       14,813       54,972

     Loan servicing fees                                                              16,970        8,730       31,133       19,048
     Amortization                                                                    (12,832)      (7,764)     (23,503)     (15,110)
     Impairment reserve (provision) recovery                                         (20,398)       7,252      (14,931)      (5,332)
                                                                                   ---------    ---------    ---------    ---------
          Net loan servicing (loss) fees                                             (16,260)       8,218       (7,301)      (1,394)
                                                                                   ---------    ---------    ---------    ---------

     Other non-interest income                                                         2,543        1,226        4,009        2,204
                                                                                   ---------    ---------    ---------    ---------
          Non-interest income                                                        158,365       69,129      273,672      140,473
                                                                                   ---------    ---------    ---------    ---------

Non-interest expenses:
     Salaries, commissions and benefits, net                                          94,859       42,696      163,334       82,323
     Occupancy and equipment                                                          14,397        8,008       27,068       16,102
     Data processing and communications                                                5,957        3,338       11,907        6,551
     Office supplies and expenses                                                      5,657        3,215       10,086        6,333
     Marketing and promotion                                                           5,126        2,196        9,256        4,408
     Travel and entertainment                                                          5,427        2,887        9,355        5,464
     Professional fees                                                                 3,432        1,829        6,902        4,257
     Other                                                                             6,843        4,082       13,712        9,520
                                                                                   ---------    ---------    ---------    ---------
          Non-interest expenses                                                      141,698       68,251      251,620      134,958
                                                                                   ---------    ---------    ---------    ---------

Net income before income tax benefit                                                  61,649       20,964      115,678       38,373

Income tax benefit                                                                    (3,851)     (12,518)      (3,851)     (16,332)
                                                                                   ---------    ---------    ---------    ---------

Net income                                                                         $  65,500    $  33,482    $ 119,529    $  54,705
                                                                                   =========    =========    =========    =========

Dividends on preferred stock                                                           3,304           --        6,609           --

                                                                                   ---------    ---------    ---------    ---------
Net income available to common shareholders                                        $  62,196    $  33,482    $ 112,920    $  54,705
                                                                                   =========    =========    =========    =========

     Per share data:
       Basic                                                                       $    1.54    $    0.84    $    2.80    $    1.56
       Diluted                                                                     $    1.52    $    0.83    $    2.76    $    1.54

       Weighted average number of shares - basic                                      40,384       40,000       40,346       35,015
       Weighted average number of shares - diluted                                    40,886       40,445       40,849       35,476

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                             Three Months Ended
                                                                          ---------------------------------------------------------
                                                                           June 30,   March 31,    Dec. 31,   Sept. 30,    June 30,
                                                                             2005        2005        2004        2004        2004
                                                                          ---------   ---------   ---------   ---------   ---------
                                                                                        (1)         (1)
                                                                                         As          As
                                                                                      Adjusted    Adjusted
                                                                          ---------   ---------   ---------   ---------   ---------
Net interest income:
     Interest income                                                      $ 135,318   $ 119,969   $ 113,785   $  94,298   $  69,999
     Interest expense                                                       (90,336)    (71,325)    (67,002)    (61,405)    (49,913)
                                                                          ---------   ---------   ---------   ---------   ---------
          Net interest income                                                44,982      48,644      46,783      32,893      20,086
                                                                          ---------   ---------   ---------   ---------   ---------

Non-interest income:
     Gain on sales of mortgage loans                                         77,377      35,253      36,004      28,373      17,141
     Gain on sales of current period securitized mortgage loans              99,508      44,661      40,674      30,460       7,803
     Gain (loss) on sales of mortgage-backed securities and derivatives         620       4,732       2,873      (8,120)     (1,322)
     Unrealized (loss) gain on mortgage-backed securities and derivatives    (5,423)     20,236      27,224      27,069      36,063

     Loan servicing fees                                                     16,970      14,163      11,701       9,822       8,730
     Amortization                                                           (12,832)    (10,671)     (9,750)     (7,755)     (7,764)
     Impairment reserve (provision) recovery                                (20,398)      5,467      (5,013)     (4,807)      7,252
                                                                          ---------   ---------   ---------   ---------   ---------
          Net loan servicing (loss) fees                                    (16,260)      8,959      (3,062)     (2,740)      8,218
                                                                          ---------   ---------   ---------   ---------   ---------

     Other non-interest income                                                2,543       1,466       1,480       3,350       1,226
                                                                          ---------   ---------   ---------   ---------   ---------
          Non-interest income                                               158,365     115,307     105,193      78,392      69,129
                                                                          ---------   ---------   ---------   ---------   ---------

Non-interest expenses:
     Salaries, commissions and benefits, net                                 94,859      68,475      60,588      46,482      42,696
     Occupancy and equipment                                                 14,397      12,671      11,556       9,984       8,008
     Data processing and communications                                       5,957       5,950       5,869       3,745       3,338
     Office supplies and expenses                                             5,657       4,429       4,385       3,012       3,215
     Marketing and promotion                                                  5,126       4,130       3,391       2,610       2,196
     Travel and entertainment                                                 5,427       3,928       5,106       3,620       2,887
     Professional fees                                                        3,432       3,470       5,378       2,524       1,829
     Other                                                                    6,843       6,869       6,333       6,363       4,082
                                                                          ---------   ---------   ---------   ---------   ---------
          Non-interest expenses                                             141,698     109,922     102,606      78,340      68,251
                                                                          ---------   ---------   ---------   ---------   ---------

Net income before income tax (benefit) expense                               61,649      54,029      49,370      32,945      20,964

Income tax (benefit)expense                                                  (3,851)         --         755      (9,998)    (12,518)
                                                                          ---------   ---------   ---------   ---------   ---------

Net income                                                                $  65,500   $  54,029   $  48,615   $  42,943   $  33,482
                                                                          =========   =========   =========   =========   =========

Dividends on preferred stock                                                  3,304       3,305       2,340       1,648          --

                                                                          ---------   ---------   ---------   ---------   ---------
Net income available to common shareholders                               $  62,196   $  50,724   $  46,275   $  41,295   $  33,482
                                                                          =========   =========   =========   =========   =========

     Per share data:
       Basic                                                              $    1.54   $    1.26   $    1.15   $    1.03   $    0.84
       Diluted                                                            $    1.52   $    1.24   $    1.14   $    1.02   $    0.83

       Weighted average number of shares - basic                             40,384      40,308      40,216      40,145      40,000
       Weighted average number of shares - diluted                           40,886      40,811      40,737      40,605      40,445

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                    June 30,       March 31,    December 31,   December 31,   December 31,
                                                      2005           2005           2004           2004           2004
                                                  ------------   ------------   ------------   -----------    ------------
                                                                                                   (1)            (1)
Assets:                                                                            GAAP        Adjustments    As Adjusted
                                                  ------------   ------------   ------------   -----------    ------------
  Cash and cash equivalents                       $    197,375   $    162,762   $    192,821   $         --   $    192,821
  Accounts receivable and servicing advances           116,835        103,295        116,978        (11,640)       105,338
  Mortgage-backed securities                         6,917,986      7,181,170      6,016,866      1,584,927      7,601,793
  Mortgage loans held for sale, net                  1,965,074      1,627,891      4,853,394     (3,536,785)     1,316,609
  Mortgage loans held for investment, net              134,597             --             --             --             --
  Derivative assets                                     35,756         73,383         24,803         (1,459)        23,344
  Mortgage servicing rights, net                       261,839        228,412        151,436         37,793        189,229
  Premises and equipment, net                           61,441         55,986         51,576             --         51,576
  Goodwill                                              98,826         92,745         90,877             --         90,877
  Other assets                                          21,185         49,332         57,046        (10,490)        46,556
                                                  ------------   ------------   ------------   -----------    ------------
      Total assets                                $  9,810,914   $  9,574,976   $ 11,555,797   $ (1,937,654)  $  9,618,143
                                                  ============   ============   ============   ============   ============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                       $    665,697   $    658,686   $    735,783   $         --   $    735,783
  Drafts payable                                        26,538         28,391         26,200             --         26,200
  Commercial paper                                   1,291,684        858,382        529,790             --        529,790
  Reverse repurchase agreements                      6,337,630      6,720,167      7,071,168             --      7,071,168
  Collateralized debt obligations                           --             --      2,022,218     (2,022,218)            --
  Payable for securities purchased                          --             --             --             --             --
  Derivative liabilities                                 6,195          1,945          1,860             --          1,860
  Trust preferred securities                            48,414             --             --             --             --
  Accrued expenses and other liabilities               177,761        176,859        152,413         13,213        165,626
  Notes payable                                        256,060        159,339        135,761             --        135,761
  Income taxes payable                                  47,753         54,250         54,342             --         54,342
                                                  ------------   ------------   ------------   -----------    ------------
    Total liabilities                                8,857,732      8,658,019     10,729,535     (2,009,005)     8,720,530
                                                  ------------   ------------   ------------   -----------    ------------

Stockholders' Equity:
  Preferred stock                                      134,040        134,040        134,040             --        134,040
  Common stock                                             405            403            403             --            403
  Additional paid-in capital                           638,595        632,828        631,530             --        631,530
  Retained earnings                                    224,442        193,064         99,628         71,351        170,979
  Accumulated other comprehensive loss                 (44,300)       (43,378)       (39,339)            --        (39,339)
                                                  ------------   ------------   ------------   -----------    ------------
    Total stockholders' equity                         953,182        916,957        826,262         71,351        897,613
                                                  ------------   ------------   ------------   -----------    ------------

      Total liabilities and stockholders' equity  $  9,810,914   $  9,574,976   $ 11,555,797   $ (1,937,654)  $  9,618,143
                                                  ============   ============   ============   ============   ============

Number of shares outstanding - preferred             5,600,000      5,600,000      5,600,000                     5,600,000
Number of shares outstanding - common               40,538,479     40,335,255     40,288,077                    40,288,077




                                                  September 30,     June 30,
                                                      2004            2004
                                                  ------------   ------------

Assets:
                                                  ------------   ------------
  Cash and cash equivalents                       $    186,480   $    433,918
  Accounts receivable and servicing advances           101,105        100,489
  Mortgage-backed securities                         7,331,888      7,331,162
  Mortgage loans held for sale, net                  1,131,661      1,435,998
  Mortgage loans held for investment, net                   --             --
  Derivative assets                                     11,630         44,608
  Mortgage servicing rights, net                       160,435        141,818
  Premises and equipment, net                           47,955         44,541
  Goodwill                                              89,196         88,799
  Other assets                                          16,645         13,788
                                                  ------------   ------------
      Total assets                                $  9,076,995   $  9,635,121
                                                  ============   ============

Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                       $    547,584   $    672,456
  Drafts payable                                        45,526         86,300
  Commercial paper                                     462,712      1,047,036
  Reverse repurchase agreements                      6,899,024      6,413,506
  Collateralized debt obligations                           --             --
  Payable for securities purchased                          --        423,909
  Derivative liabilities                                18,237         10,098
  Trust preferred securities                                --             --
  Accrued expenses and other liabilities               154,339        119,885
  Notes payable                                        128,448        107,237
  Income taxes payable                                  30,133         41,128
                                                  ------------   ------------
    Total liabilities                                8,286,003      8,921,555
                                                  ------------   ------------

Stockholders' Equity:

  Preferred stock                                       50,857             --
  Common stock                                             402            401
  Additional paid-in capital                           629,807        629,203
  Retained earnings                                    151,297        134,515
  Accumulated other comprehensive loss                 (41,371)       (50,553)
                                                  ------------   ------------
    Total stockholders' equity                         790,992        713,566
                                                  ------------   ------------

      Total liabilities and stockholders' equity  $  9,076,995   $  9,635,121
                                                  ============   ============

Number of shares outstanding - preferred             2,150,000             --
Number of shares outstanding - common               40,184,333     40,111,559

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                                 (In thousands)

                                                                                                                          Six Months
                                                                                        Three Months Ended                  Ended
                                                              ---------------------------------------------------------   ----------
                                                               June 30,    Mar. 31,    Dec. 31,   Sept. 30,    June 30,    June 30,
                                                                 2005        2005        2004        2004        2004        2005
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Preferred stock
Balance at beginning of period                                $ 134,040   $ 134,040   $  50,857   $      --   $      --   $ 134,040
Issuance of preferred stock - offering                               --          --      83,183      50,857          --          --
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Balance at end of period                                      $ 134,040   $ 134,040   $ 134,040   $  50,857   $      --   $ 134,040
                                                              ---------   ---------   ---------   ---------   ---------   ---------

Common stock
Balance at beginning of period                                $     403   $     403   $     402   $     401   $     399   $     403
Issuance of common stock - earnouts                                   2          --          --          --           2           2
Issuance of common stock - Omnibus Stock Plan                        --          --           1           1          --          --
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Balance at end of period                                      $     405   $     403   $     403   $     402   $     401   $     405
                                                              ---------   ---------   ---------   ---------   ---------   ---------

Additional paid-in capital
Balance at beginning of period                                $ 632,828   $ 631,530   $ 629,807   $ 629,203   $ 623,953   $ 631,530
Issuance of common stock - earnouts                               5,005         846         734         151       4,583       5,851
Issuance of common stock - Omnibus Stock Plan                       588         311         823         374         331         899
Restricted shares amortization                                      174         141         166          79         336         315
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Balance at end of period                                      $ 638,595   $ 632,828   $ 631,530   $ 629,807   $ 629,203   $ 638,595
                                                              ---------   ---------   ---------   ---------   ---------   ---------

Retained earnings
Balance at beginning of period                                $ 193,064   $  99,628   $ 151,297   $ 134,515   $ 125,504   $  99,628
Net income                                                       65,500     125,380     (22,736)     42,943      33,482     190,880
Dividends declared                                              (34,122)    (31,944)    (28,933)    (26,161)    (24,471)    (66,066)
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Balance at end of period                                      $ 224,442   $ 193,064   $  99,628   $ 151,297   $ 134,515   $ 224,442
                                                              ---------   ---------   ---------   ---------   ---------   ---------

Other comprehensive loss
Balance at beginning of period                                $ (43,378)  $ (39,339)  $ (41,371)  $ (50,553)  $  (8,675)  $ (39,339)
Unrealized gain (loss) on mortgage-backed securities              6,901     (24,435)    (12,491)     52,945     (61,386)    (17,534)
(Loss) gain on cash flow hedges, net of amortization             (7,823)     20,396      14,523     (43,763)     19,508      12,573
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Balance at end of period                                      $ (44,300)  $ (43,378)  $ (39,339)  $ (41,371)  $ (50,553)  $ (44,300)
                                                              ---------   ---------   ---------   ---------   ---------   ---------

Total stockholders' equity                                    $ 953,182   $ 916,957   $ 826,262   $ 790,992   $ 713,566   $ 953,182
                                                              =========   =========   =========   =========   =========   =========

Adjustment (1)                                                       --          --      71,351          --          --          --
                                                              ---------   ---------   ---------   ---------   ---------   ---------
Adjusted total stockholders' equity (1)                       $ 953,182   $ 916,957   $ 897,613   $ 790,992   $ 713,566   $ 953,182
                                                              =========   =========   =========   =========   =========   =========


Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.
Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 through A-4.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                        Three Months Ended
                                                               --------------------------------------------------------------------
                                                                 June 30,      Mar. 31,      Dec. 31,      Sept. 30,     June 30,
                                                                   2005          2005          2004          2004          2004
                                                               ------------  ------------  ------------  ------------  ------------
Cash flows from operating activities:
Net income                                                     $     65,500  $    125,380  $    (22,736) $     42,943  $     33,482
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
Depreciation and amortization                                         2,739         2,439         2,288         2,151         1,988
Amortization and impairment of mortgage servicing rights             33,230         5,082        12,034        12,562           512
Accretion and amortization of mortgage-backed securities, net        (1,169)        4,593         7,700         9,455         7,208
Deferred cash flow hedge gain (loss), net of amortization             1,738        17,052           515        (7,019)        1,871
Loss on sales of mortgage-backed securities and derivatives             447         3,336           390         6,998         4,246
Unrealized (gain) loss on mortgage-backed securities                 (4,533)       51,003        15,850       (33,525)       20,976
Unrealized loss (gain) on free standing derivatives                  25,903       (40,312)      (14,482)       14,856       (41,451)
Additions to mortgage servicing rights on securitized loans         (62,629)      (79,711)         (123)      (27,203)      (22,514)
Additions to mortgage servicing rights on sold loans                 (4,027)       (2,347)       (2,912)       (3,976)       (6,297)
(Increase) decrease in interest rate lock commitments                (6,264)          210          (395)        7,358        21,613
(Increase) decrease in mortgage loan basis adjustments              (10,584)       30,954       (27,113)       (1,817)       15,684
Other                                                                (2,155)        1,177        (3,720)        2,611         2,856
(Increase) decrease in operating assets:
        Accounts receivable and servicing advances                  (13,540)       13,683       (15,873)         (616)      (20,063)
        Other assets                                                 28,147         7,714       (40,401)       (2,857)       (1,575)
Increase (decrease) in operating liabilities:
        Accrued expenses and other liabilities                       (1,269)       21,432        (4,695)       32,761        41,252
        Income taxes payable                                         (6,497)          (92)       24,209       (10,995)      (12,561)
        Forward delivery contracts                                   13,930        (9,595)          766        (9,004)        9,249
Origination of mortgage loans held for sale                     (10,647,029)   (7,255,400)   (6,744,078)   (5,292,191)   (6,619,642)
Proceeds from sales and repayments of mortgage loans              4,457,519     3,080,795     2,974,379     2,806,070     4,643,542
Proceeds from securitizations and repayments of mortgage loans    5,855,914     7,336,612        75,209     2,765,737     1,876,443
Additions to mortgage-backed securities and derivatives            (466,522)   (2,840,259)      (15,112)   (1,435,334)   (1,470,246)
Proceeds from sales of mortgage-backed securities                 1,104,227            --       852,283     1,023,037       121,454
Principal repayments of mortgage-backed securities                  195,711       124,959       147,219       100,306        72,697
                                                               ------------  ------------  ------------  ------------  ------------
        Net cash provided by (used in) operating activities         558,787       598,705    (2,778,798)        2,308    (1,319,276)
                                                               ------------  ------------  ------------  ------------  ------------

Cash flows from investing activities:
Purchases of premises and equipment                                  (8,194)       (6,849)       (5,909)       (5,565)       (5,295)
Origination of mortgage loans held for investment                  (133,757)           --            --            --            --
Purchases of mortgage-backed securities                            (933,929)           --      (107,009)     (535,056)   (2,557,318)
Proceeds from sales of mortgage-backed securities                    20,962     1,133,989        50,710       633,036       208,283
Principal repayments of mortgage-backed securities                  361,049       368,671       351,687       296,974       218,826
Other                                                                    --            --            --            --           109
                                                               ------------  ------------  ------------  ------------  ------------
        Net cash (used in) provided by investing activities        (693,869)    1,495,811       289,479       389,389    (2,135,395)
                                                               ------------  ------------  ------------  ------------  ------------

Cash flows from financing activities:
Increase (decrease) in warehouse lines of credit, net                 7,011       (77,097)      188,199      (124,872)     (579,389)
(Decrease) increase in reverse repurchase agreements, net          (382,537)     (351,001)      172,144       485,518     3,018,565
(Decrease) increase in collateralized debt obligations                   --    (2,022,218)    2,022,218            --            --
(Decrease) increase in payable for securities purchased                  --            --            --      (423,909)      289,262
Increase (decrease) in commercial paper, net                        433,302       328,592        67,078      (584,324)    1,047,036
(Decrease) increase in drafts payable, net                           (1,853)        2,191       (19,326)      (40,774)       21,990
Increase in trust preferred securities                               48,414            --            --            --            --
Proceeds from issuance of preferred stock                                --            --        83,425        52,057            --
Proceeds from issuance of common stock                                  587           311           776           426           329
Dividends paid                                                      (31,950)      (28,931)      (26,167)      (24,468)       (7,575)
Increase in notes payable, net                                       96,721        23,578         7,313        21,211           814
                                                               ------------  ------------  ------------  ------------  ------------
        Net cash provided by (used in) financing activities         169,695    (2,124,575)    2,495,660      (639,135)    3,791,032
                                                               ------------  ------------  ------------  ------------  ------------

Net increase (decrease) in cash and cash equivalents                 34,613       (30,059)        6,341      (247,438)      336,361
Cash and cash equivalents, beginning of period                      162,762       192,821       186,480       433,918        97,557
                                                               ------------  ------------  ------------  ------------  ------------
Cash and cash equivalents, end of period                       $    197,375  $    162,762  $    192,821  $    186,480  $    433,918
                                                               ============  ============  ============  ============  ============

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                                                     Six Months
                                                                                                                       Ended
                                                                                                                  ----------------
                                                                                                                      June 30,
                                                                                                                        2005
                                                                                                                  ----------------
Cash flows from operating activities:
Net income                                                                                                        $        190,880
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                                                                                5,178
Amortization and impairment of mortgage servicing rights                                                                    38,312
Accretion and amortization of mortgage-backed securities, net                                                                3,424
Deferred cash flow hedge gain, net of amortization                                                                          18,790
Loss on sales of mortgage-backed securities and derivatives                                                                  3,783
Unrealized loss on mortgage-backed securities                                                                               46,470
Unrealized gain on free standing derivatives                                                                               (14,409)
Additions to mortgage servicing rights on securitized loans                                                               (142,340)
Additions to mortgage servicing rights on sold loans                                                                        (6,374)
Increase in interest rate lock commitments                                                                                  (6,054)
Decrease in mortgage loans basis adjustments                                                                                20,370
Other                                                                                                                         (978)
Decrease in operating assets:
        Accounts receivable and servicing advances                                                                             143
        Other assets                                                                                                        35,861
Increase (decrease) in operating liabilities:
        Accrued expenses and other liabilities                                                                              20,163
        Income taxes payable                                                                                                (6,589)
        Forward delivery contracts                                                                                           4,335
Origination of mortgage loans held for sale                                                                            (17,902,429)
Proceeds from sales and repayments of mortgage loans                                                                     7,538,314
Proceeds from securitizations and repayments of mortgage loans                                                          13,192,526
Additions to mortgage-backed securities and derivatives                                                                 (3,306,781)
Proceeds from sales of mortgage-backed securities                                                                        1,104,227
Principal repayments of mortgage-backed securities                                                                         320,670
                                                                                                                  ----------------
        Net cash provided by operating activities                                                                        1,157,492
                                                                                                                  ----------------

Cash flows from investing activities:
Purchases of premises and equipment                                                                                        (15,043)
Origination of mortgage loans held for investment                                                                         (133,757)
Purchases of mortgage-backed securities                                                                                   (933,929)
Proceeds from sales of mortgage-backed securities                                                                        1,154,951
Principal repayments of mortgage-backed securities                                                                         729,720
                                                                                                                  ----------------
        Net cash provided by investing activities                                                                          801,942
                                                                                                                  ----------------

Cash flows from financing activities:
Decrease in warehouse lines of credit, net                                                                                 (70,086)
Decrease in reverse repurchase agreements, net                                                                            (733,538)
Decrease in collateralized debt obligations                                                                             (2,022,218)
Increase in commercial paper, net                                                                                          761,894
Increase in drafts payable, net                                                                                                338
Increase in trust preferred securities                                                                                      48,414
Proceeds from issuance of common stock                                                                                         898
Dividends paid                                                                                                             (60,881)
Increase in notes payable, net                                                                                             120,299
                                                                                                                  ----------------
        Net cash used in financing activities                                                                           (1,954,880)
                                                                                                                  ----------------

Net increase in cash and cash equivalents                                                                                    4,554
Cash and cash equivalents, beginning of period                                                                             192,821
                                                                                                                  ----------------
Cash and cash equivalents, end of period                                                                          $        197,375
                                                                                                                  ================

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)

                                                                                                   June 30, 2005
                                                                                ----------------------------------------------------
                                                                                                                      Fair Value in
                                                                                                                        Excess of
                                                                                Carrying Value       Fair Value       Carrying Value
                                                                                --------------     --------------     --------------
Assets:
  Cash and cash equivalents                                                     $      197,375     $      197,375     $           --
  Accounts receivable and servicing advances                                           116,835            116,835                 --
  Mortgage-backed securities                                                         6,917,986          6,917,986                 --
  Mortgage loans held for sale, net                                                  1,965,074          1,984,910             19,836
  Mortgage loans held for investment, net                                              134,597            135,876              1,279
  Mortgage servicing rights, net                                                       261,839            261,839                 --
  Derivative assets*                                                                    35,756             83,823             48,067
                                                                                                                      --------------
                                                                                                                      $       69,182
                                                                                                                      --------------


                                                                                                                      Carrying Value
                                                                                                                       in Excess of
                                                                                                                        Fair Value
                                                                                                                      --------------
Liabilities:
  Warehouse lines of credit                                                     $      665,697     $      665,697     $           --
  Drafts payable                                                                        26,538             26,538                 --
  Commercial paper                                                                   1,291,684          1,291,684                 --
  Reverse repurchase agreements                                                      6,337,630          6,337,352                278
  Derivative liabilities                                                                 6,195              6,195                 --
  Trust preferred securities                                                            48,414             48,414                 --
  Notes payable                                                                        256,060            256,060                 --
                                                                                                                      --------------
                                                                                                                      $          278
                                                                                                                      --------------
                                                                                                                      $       69,460
                                                                                                                      ==============


* Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans. The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS


                                                                                          Three Months Ended
                                                                 -------------------------------------------------------------------
                                                                               March 31, 2005                  December 31, 2004
                                                                 ----------------------------------- -------------------------------
                                                                              (1)           (1)                 (1)           (1)
                                                                   GAAP   Adjustments  As Adjusted   GAAP   Adjustments  As Adjusted
                                                                 ------- ------------ ------------- ------ ------------ ------------

Mortgage-Backed Securities Holdings Segment:*
-----------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                5.9        1.5          7.4       7.1       0.2            7.3
Interest income ($ millions)                                       58.3       19.9         78.2      68.4       2.2           70.6
Average portfolio yield                                            3.98%                   4.23%     3.86%                    3.89%

Interest expense ($ millions)                                      39.0        7.7         46.7      42.4       0.2           42.6
Average cost of funds and hedges                                   2.79%                   2.71%     2.52%                    2.48%

Net interest income ($ millions)                                   19.3       12.2         31.5      26.0       2.0           28.0
Net interest margin                                                1.33%                   1.70%     1.49%                    1.57%

Mortgage-backed securities held - end of period ($ billions)        7.2                     7.2       6.0       1.6            7.6
Period end duration gap (in years)                                 0.09                    0.09      0.07                     0.07

* - Excludes loans held pending securitization

Loan Origination Segment:
-----------------------------------------------------------------
Loan originations ($ billions)                                      7.2                     7.2       6.7                      6.7
   Refinance                                                         48%                     48%       46%                      46%
   ARM                                                               53%                     53%       55%                      55%

Average mortgage loans held for sale, net ($ billions)              6.2       -3.4          2.8       3.1      -0.4            2.7
Net interest income ($ millions)                                   41.3      -22.4         18.9      22.6      -2.4           20.2
Net interest margin                                                2.64%                   2.70%     2.93%                    2.97%

Loans securitized and held ($ billions)                             2.8       -1.5          1.3       ---       1.5            1.5
Loans securitized and sold ($ billions)                             4.5       -2.0          2.5       ---       2.0            2.0
Loans sold to third parties ($ billions)                            3.1                     3.1       2.9                      2.9
Applications accepted ($ billions)                                 13.0                    13.0       9.9                      9.9
Application pipeline ($ billions)                                   8.4                     8.4       6.2                      6.2


                                                                          March 31, 2005                     December 31, 2004
                                                                 ---------------------------------  --------------------------------
Loan Servicing Segment:
-----------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)       19.9                    19.9      16.8                     16.8
Loan servicing portfolio - loans sold or securitized ($ billions)  18.2                    18.2      12.0       3.5           15.5
Weighted average note rate                                         5.21%                   5.21%     5.48%                    5.45%
Weighted average service fee                                      0.344%                  0.344%    0.348%                   0.345%
Average age (in months)                                              14                      14        20                       16

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS


                                                                                                     Six Months Ended
                                                                                         -------------------------------------------
                                                                                                      June 30, 2005
                                                                                         -------------------------------------------
                                                                                                           (1)             (1)
                                                                                           GAAP        Adjustments     As Adjusted
                                                                                         ---------- ---------------- ---------------
Mortgage-Backed Securities Holdings Segment:*
-----------------------------------------------------------------
Average mortgage-backed securities held ($ billions)                                        6.3             0.8            7.1
Interest income ($ millions)                                                              135.4            19.9          155.3
Average portfolio yield                                                                    4.28%                          4.37%

Interest expense ($ millions)                                                              91.2             7.7           98.9
Average cost of funds and hedges                                                           3.05%                          2.99%

Net interest income ($ millions)                                                           44.2            12.2           56.4
Net interest margin                                                                        1.41%                          1.60%

Mortgage-backed securities held - end of period ($ billions)                                6.9                            6.9
Period end duration gap (in years)                                                         0.08                           0.08

* - Excludes loans held pending securitization

Loan Origination Segment:
-----------------------------------------------------------------
Loan originations ($ billions)                                                             18.0                           18.0
   Refinance                                                                                 44%                            44%
   ARM                                                                                       51%                            51%

Average mortgage loans held for sale, net ($ billions)                                      5.0            -1.7            3.3
Net interest income ($ millions)                                                           63.8           -22.4           41.4
Net interest margin                                                                        2.55%                          2.51%

Loans securitized and held ($ billions)                                                     3.2            -1.5            1.7
Loans securitized and sold ($ billions)                                                    10.9            -2.0            8.9
Loans sold to third parties ($ billions)                                                    7.6                            7.6
Applications accepted ($ billions)                                                         30.3                           30.3
Application pipeline ($ billions)                                                          10.7                           10.7


                                                                                                       June 30, 2005
                                                                                         -------------------------------------------
Loan Servicing Segment:
-----------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)                               24.7                           24.7
Loan servicing portfolio - loans sold or securitized ($ billions)                          22.6                           22.6
Weighted average note rate                                                                 5.62%                          5.62%
Weighted average service fee                                                              0.336%                         0.336%
Average age (in months)                                                                      13                             13

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                                                    Three Months Ended
                                                       ----------------------------------------------------------------------------
                                                                   March 31, 2005                        December 31, 2004
                                                       -------------------------------------  -------------------------------------
                                                                        (1)         (1)                        (1)         (1)
                                                           GAAP     Adjustments  As Adjusted     GAAP      Adjustments  As Adjusted
                                                       -----------  -----------  -----------  -----------  -----------  -----------
Net interest income:
     Interest income                                   $   146,894  $   (26,925) $   119,969  $   115,957  $    (2,172) $   113,785
     Interest expense                                      (88,091)      16,766      (71,325)     (68,777)       1,775      (67,002)
                                                       -----------  -----------  -----------  -----------  -----------  -----------
        Net interest income                                58,803       (10,159)      48,644       47,180         (397)      46,783
                                                       -----------  -----------  -----------  -----------  -----------  -----------

Non-interest income:
     Gain on sales of mortgage loans                        35,253         --         35,253       36,004         --         36,004
     Gain on sales of current period securitized
       mortgage loans                                       69,919      (25,258)      44,661         --         40,674       40,674
     Gain on sales of mortgage-backed securities
       and derivatives                                       6,132       (1,400)       4,732        2,873         --          2,873
     Unrealized gain (loss) on mortgage-backed
       securities and derivatives                           57,499      (37,263)      20,236       (6,579)      33,803       27,224

     Loan servicing fees                                    11,312        2,851       14,163       11,701         --         11,701
     Amortization                                           (8,501)      (2,170)     (10,671)      (9,750)        --         (9,750)
     Impairment reserve recovery (provision)                 3,419        2,048        5,467       (2,284)      (2,729)      (5,013)
                                                       -----------  -----------  -----------  -----------  -----------  -----------
          Net loan servicing fees (loss)                     6,230        2,729        8,959         (333)      (2,729)      (3,062)
                                                       -----------  -----------  -----------  -----------  -----------  -----------
     Other non-interest income                               1,466         --          1,466        1,480         --          1,480
                                                       -----------  -----------  -----------  -----------  -----------  -----------
          Non-interest income                              176,499      (61,192)     115,307       33,445       71,748      105,193
                                                       -----------  -----------  -----------  -----------  -----------  -----------

Non-interest expenses:
     Salaries, commissions and benefits, net                68,475         --         68,475       60,588         --         60,588
     Occupancy and equipment                                12,671         --         12,671       11,556         --         11,556
     Data processing and communications                      5,950         --          5,950        5,869         --          5,869
     Office supplies and expenses                            4,429         --          4,429        4,385         --          4,385
     Marketing and promotion                                 4,130         --          4,130        3,391         --          3,391
     Travel and entertainment                                3,928         --          3,928        5,106         --          5,106
     Professional fees                                       3,470         --          3,470        5,378         --          5,378
     Other                                                   6,869         --          6,869        6,333         --          6,333
                                                       -----------  -----------  -----------  -----------  -----------  -----------
          Non-interest expenses                            109,922         --        109,922      102,606         --        102,606
                                                       -----------  -----------  -----------  -----------  -----------  -----------

Net income before income tax expense                       125,380      (71,351)      54,029      (21,981)      71,351       49,370

Income tax expense                                            --           --           --            755         --            755
                                                       -----------  -----------  -----------  -----------  -----------  -----------

Net income                                             $   125,380  $   (71,351) $    54,029  $   (22,736) $    71,351  $    48,615
                                                       ===========  ===========  ===========  ===========  ===========  ===========

Dividends on preferred stock                                 3,305         --          3,305        2,340         --          2,340

                                                       -----------  -----------  -----------  -----------  -----------  -----------
Net income available to common shareholders            $   122,075  $   (71,351) $    50,724  $   (25,076) $    71,351  $    46,275
                                                       ===========  ===========  ===========  ===========  ===========  ===========
     Per share data:
       Basic                                           $      3.03  $     (1.77) $      1.26  $     (0.62) $      1.77  $      1.15
       Diluted                                         $      2.99  $     (1.75) $      1.24  $     (0.62) $      1.75  $      1.14

       Weighted average number of shares - basic            40,308       40,308       40,308       40,216       40,216       40,216
       Weighted average number of shares - diluted          40,811       40,811       40,811       40,737       40,737       40,737

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)



                                                                                                     Six Months Ended
                                                                                      ---------------------------------------------
                                                                                                       June 30, 2005
                                                                                      ---------------------------------------------
                                                                                                            (1)              (1)
                                                                                         GAAP           Adjustments     As Adjusted
                                                                                      -----------       -----------     -----------
Net interest income:
     Interest income                                                                  $   282,212        $ (26,925)     $   255,287
     Interest expense                                                                    (178,427)          16,766         (161,661)
                                                                                      -----------        ---------      -----------
          Net interest income                                                             103,785          (10,159)          93,626
                                                                                      -----------        ---------      -----------

Non-interest income:
     Gain on sales of mortgage loans                                                      112,630             --            112,630
     Gain on sales of current period securitized mortgage loans                           169,427          (25,258)         144,169
     Gain on sales of mortgage-backed securities and derivatives                            6,752           (1,400)           5,352
     Unrealized gain on mortgage-backed securities and derivatives                         52,076          (37,263)          14,813

     Loan servicing fees                                                                   28,282            2,851           31,133
     Amortization                                                                         (21,333)          (2,170)         (23,503)
     Impairment reserve provision                                                         (16,979)           2,048          (14,931)
                                                                                      -----------        ---------      -----------
          Net loan servicing loss                                                         (10,030)           2,729           (7,301)
                                                                                      -----------        ---------      -----------

     Other non-interest income                                                              4,009             --              4,009
                                                                                      -----------        ---------      -----------
          Non-interest income                                                             334,864          (61,192)         273,672
                                                                                      -----------        ---------      -----------

Non-interest expenses:
     Salaries, commissions and benefits, net                                              163,334             --            163,334
     Occupancy and equipment                                                               27,068             --             27,068
     Data processing and communications                                                    11,907             --             11,907
     Office supplies and expenses                                                          10,086             --             10,086
     Marketing and promotion                                                                9,256             --              9,256
     Travel and entertainment                                                               9,355             --              9,355
     Professional fees                                                                      6,902             --              6,902
     Other                                                                                 13,712             --             13,712
                                                                                      -----------        ---------      -----------
          Non-interest expenses                                                           251,620             --            251,620
                                                                                      -----------        ---------      -----------

Net income before income tax benefit                                                      187,029          (71,351)         115,678

Income tax benefit                                                                         (3,851)            --             (3,851)
                                                                                      -----------        ---------      -----------

Net income                                                                            $   190,880      $   (71,351)     $   119,529
                                                                                      ===========      ===========      ===========

Dividends on preferred stock                                                                6,609             --              6,609

                                                                                      -----------        ---------      -----------
Net income available to common shareholders                                           $   184,271      $   (71,351)     $   112,920
                                                                                      ===========      ===========      ===========

     Per share data:
       Basic                                                                          $      4.57      $     (1.77)     $      2.80
       Diluted                                                                        $      4.51      $     (1.75)     $      2.76

       Weighted average number of shares - basic                                           40,346           40,346           40,346
       Weighted average number of shares - diluted                                         40,849           40,849           40,849

Note:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.